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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-36659 of Hearst-Argyle Television, Inc. (successor to Argyle Television, Inc.) on Form S-3 and the related prospectus of our report dated February 26, 1998, (March 9, 1998 as to Note 16), relating to the consolidated financial statements and the financial statement schedule appearing in and incorporated by reference in the Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP
New York, New York
March 30, 1998